NUMBER _______-	THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, [__________], 2012	WARRANTS
KOREA MILESTONE ACQUISITION CORPORATION

WARRANT	CUSIP XXXXXX XXX

THIS CERTIFIES THAT, for value received ____________________ is the registered holder of a Warrant or Warrants expiring ______________, 2012 (the “Warrant”) to purchase one fully paid and non-assessable ordinary share, par value $.0001 per share (“Shares”), of Korea Milestone Acquisition Corporation, a Cayman Islands company (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ______________, 2009, such number of Shares of the Company at the price of $6.00 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. The Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Ordinary Shares is effective, subject to the Company satisfying its obligations under the Warrant Agreement to use its best efforts. In the event that a registration statement with respect to the Ordinary Shares underlying a Warrant is not effective under the Act, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle the warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.
No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.
Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.
Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.
Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.
The Company reserves the right to call the Warrant at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving a minimum of 30 days’ notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $14.25 per share (subject to adjustment) on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given and a registration statement covering the Ordinary Shares issuable upon exercise of the Warrant is effective and a prospectus relating to such Ordinary Shares is current and available at the time notice is given and throughout the 30-day notice period. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price. In the event the Company exercises its right to call the Warrants, the Company will have the option to require all holders who wish to exercise their warrants to do so on a cashless basis by requiring each such holder to pay the Warrant Price by surrendering the Warrant for that number of Ordinary Shares equal to the quotient obtained by dividing (i) the product of the number of Ordinary Shares underlying the Warrant, multiplied by the difference between the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants (the “Fair Market Value”) and the Warrant Price by (ii) the Fair Market Value.

By:__________________________________ Sang-Chul Kim, CHAIRMAN	KOREA MILESTONE ACQUISITION CORPORATION CAYMAN ISLANDS SEAL 2008	By:__________________________________ Soo Hyung Lee, SECRETARY

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY,
as Warrant Agent

By:___________________________________
Steven Nelson, Chairman

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the Ordinary Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____________________________________________________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

__________________________________________________________________________________________________________________________
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: _________________________                                         _________________________________
 (SIGNATURE)

_________________________________
 (ADDRESS)

_________________________________
 (TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____________________________________________________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ______________________________  Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _________________________                                         _________________________________
 (SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15.)